UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2013

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01. Other Events.

On February 1, 2013, MetLife, Inc., a Delaware corporation (“MetLife”), entered into a Transaction Agreement (the “Transaction Agreement”) with Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”) and BBVA Inversiones Chile S.A. (“BBVA Inversiones,” and together with BBVA, the “BBVA Sellers”), pursuant to which MetLife, through one or more wholly-owned subsidiaries, has agreed to commence one or more tender offers in Chile and the United States (the “Offer”) to purchase all of the outstanding ordinary shares (“Ordinary Shares”) and American Depositary Shares (“ADS”) of Administradora de Fondos de Pensiones Provida S.A., a pensions fund administrator incorporated under the laws of Chile (“Provida”), and the BBVA Sellers have agreed to transfer all of the Ordinary Shares and ADS owned by such BBVA Sellers to MetLife (the “Transaction”).

Pursuant to the Transaction Agreement, subject to the satisfaction or waiver of the conditions set forth therein, and assuming all of the outstanding Ordinary Shares and ADS not held by the BBVA Sellers are also validly tendered into the Offer and not withdrawn, MetLife would pay approximately U.S.$ 2.0 billion in the aggregate for all of the outstanding Ordinary Shares and ADS (at a per Ordinary Share purchase price of U.S.$ 6.0365, or, in the case of each ADS, at a purchase price equal to such amount multiplied by 15). The aggregate purchase price will be subject to upward adjustment by U.S.$ 400,000 per day (assuming all of the Ordinary Shares and ADS not held by the BBVA Sellers are also validly tendered into the Offer and not withdrawn) from the date of Provida’s most recent month-end balance sheet available immediately prior to the commencement of the Offer until the date of publication of the Offer’s notice of results.

MetLife expects to fund the Transaction from available cash on hand, and the Transaction is not subject to a financing condition.

The Transaction Agreement requires, as a condition to commencement of the Offer, that Provida’s indirect minority equity interest in Administradora de Fondos de Pensiones Horizonte S.A., a pensions fund administrator incorporated under the laws of Peru, will be transferred to an affiliate of the BBVA Sellers. In addition, BBVA has disclosed pursuant to the Current Report on Form 6-K filed by BBVA with the SEC on January 9, 2013, that the sale of Provida’s indirect minority equity interest formerly owned in Administradora de Fondos para el Retiro Bancomer S.A. de C.V., a pensions fund administrator incorporated under the laws of Mexico, to Afore XXI Banorte, S.A. de C.V. was completed on such date. The proceeds, net of taxes, received by Provida in connection with these two sales are expected to be distributed to shareholders of Provida prior to the closing of the Offer. Pursuant to the Transaction Agreement, Provida will also be permitted to approve the distribution, prior to the commencement of the Offer, of an annual dividend in respect of 2012 fiscal year profits and a dividend of certain excess cash amounts of Provida as calculated pursuant to the Transaction Agreement.

The commencement of the Offer is subject to the satisfaction of certain conditions, including the receipt of requisite regulatory approvals from the Chilean regulatory agency for pension fund administrators (Superintendencia de Pensiones), the Ecuadorian Superintendence of Control of Market Power (Superintendencia de Regulación y Control del Poder de Mercado) and, if required, the approvals from the Chilean Ministry of Labor and the Chilean Ministry of Finance. The closing of the Offer is also subject to the satisfaction of certain conditions, including that all of the Ordinary Shares and ADS owned by the BBVA Sellers are transferred to MetLife.

Prior to the closing of the Offer, BBVA will be required to cause Provida and its subsidiaries to conduct their business, preserve substantially intact their business organizations, and maintain business relationships, in each case in the ordinary course consistent with past practice. BBVA has also agreed to ensure that Provida and its subsidiaries comply with certain other operating covenants between the date of the Transaction Agreement and the closing of the Offer.

From and after the date of the Transaction Agreement until the closing of the Offer, the BBVA Sellers have agreed not to, among other things, initiate, propose, solicit, encourage or assist in or knowingly facilitate the making of any competing acquisition proposal nor tender into competing tender offers.

For a period of three years following the closing of the Offer, BBVA has agreed not to directly or indirectly engage in any business in Chile or Ecuador with respect to certain products or services requiring licensing as a pensions fund administrator in those countries that are being provided by Provida or its subsidiaries as of the closing of the Offer, subject to certain exceptions. In addition, for a period of three years following the closing of the Offer, BBVA has agreed not to directly or indirectly solicit for employment or hire any investment professionals or officers or directors of Provida or its subsidiaries, and, starting from the date of the Transaction Agreement and ending three years following the closing of the Offer, MetLife has agreed not to directly or indirectly solicit for employment or hire any investment professionals or officers or directors of BBVA or its subsidiaries located in Chile or Ecuador with whom MetLife has come into contact in connection with the Transaction, in each case, subject to certain customary exceptions.

The Transaction Agreement may be terminated under certain circumstances, including by either MetLife or BBVA due to the failure to consummate the Transaction on or prior to the date that is ten months after the date of the Transaction Agreement.

The Transaction Agreement provides that, following the closing of the Offer, the BBVA Sellers will indemnify MetLife for certain losses as described therein, including losses related to breaches of the BBVA Sellers’ representations, warranties and covenants.

Important Notice

The Offer described herein has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. At the time the Offer is commenced, it shall be conducted in accordance with applicable law in Chile and the United States, and MetLife or one or more of its wholly-owned affiliates will file a tender offer statement on either Schedule TO or Form CB with the Securities and Exchange Commission (the “Commission”) (and such documentation as may be required to be filed with applicable government authorities in Chile), and Provida will file a solicitation/recommendation statement on Schedule 14D-9 (and such documentation as may be required to be filed with applicable government authorities in Chile) with respect to the Offer. Investors and holders of Provida shares are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal (or Chilean equivalent, if applicable) and the related tender offer documents) and the related solicitation/recommendation statement when they become available, as they will contain important information, including the various terms of, and conditions to, the Offer. Once filed, investors and holders of Provida shares will be able to obtain free copies of these documents and other documents filed by MetLife, Provida and BBVA with the Securities and Exchange Commission at the website of the Commission at www.sec.gov. In addition, the tender offer statement, solicitation/recommendation statement and related materials may be obtained for free when they become available from MetLife or Provida.

If commenced, the Offer shall be governed in accordance with the applicable laws in Chile and in the United States.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
	Name:	Christine M. DeBiase
	Title:	Vice President and Secretary

Date: February 7, 2013